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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                               September 30, 2001

                                 NURESCELL INC.
             (Exact name of registrant as specified in its charter)


          Nevada                    0-25377                     33-0805583
(State or other jurisdiction      (Commission                 (IRS Employer
      of incorporation)           File Number)            Identification Number)

                  P.O. Box 116, North Haven, Connecticut 06473
                    (Address of principal executive offices)

                                 (203) 239-9734
                        (Registrant's telephone number)



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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

         As of September 30, 2001, Nurescell Inc. (the "Company"), Advanced Technology Industries, Inc. ("ATI") and ATI Nuklear AG ("AG") entered into a Transaction Restructure Agreement (the "Agreement"), which modified certain prior agreements between those parties. As a result of the Agreement, among other things, (i) the Company was released from any and all past, present and future obligations, whether past due or otherwise, with respect to the funding of AG, (ii) the Company agreed that all payments required of AG pursuant to an existing license agreement with AG (other than the 8% royalty payments under that license) were deemed paid in full, (iii) an existing Convertible Note payable by the Company to AG was cancelled and (iv) the Company executed a $1 million secured convertible promissory note payable to AG.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits. The following exhibit is filed as part of this report:

                  10 Transaction Restructure Agreement between the Company, Advanced Technology Industries, Inc. and ATI Nuklear AG dated as of September 30, 2001


                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: November 7, 2003                Nurescell Inc.

                                       By: /s/ Lawrence Shatsoff
                                           -------------------------------------
                                           President and Chief Financial Officer